SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             ----------------------


[X]      Filed by the Registrant

[ ]      Filed by a Party other than the Registrant


Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

[X]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Ames Department Stores, Inc.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)     Title of each class of securities to which transaction applies:
        2)     Aggregate number of securities to which transaction applies:
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
        4)     Proposed maximum aggregate value of transaction:
        5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1)     Amount Previously Paid:  $
        2)     Form, Schedule or Registration Statement No.:
        3)     Filing Party:
        4)     Date Filed:

Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598



Notice of Annual Meeting of Stockholders To Be Held on June 16, 1999


         The Annual Meeting of Stockholders of Ames Department Stores, Inc., a Delaware corporation (the "Company"), will be held at the Ames Corporate Headquarters, 2418 Main Street, Rocky Hill, Connecticut on Wednesday, June 16, 1999 at 10:00 a.m., to consider and act upon the following matters:


         1. the election of six (6) directors for a term of one year or until their successor(s) have been elected and qualified;

         2. the ratification and approval of the appointment of Arthur Andersen LLP as independent certified public accountants and auditors for the Company for the fiscal year ending January 29, 2000; and

         3. the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof.


         Pursuant to the By-Laws of the Company, the Board of Directors has fixed the time and date for the determination of stockholders entitled to notice of and to vote at the meeting as of the close of business on April 19, 1999. The stock transfer books of the Company will not be closed. Accordingly, only holders of record of issued and outstanding shares of Common Stock of the Company at such time and on such date will be entitled to notice of and to vote at the Annual Meeting notwithstanding any transfer of any stock on the books of the Company thereafter. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Ames Corporate Headquarters located at 2418 Main Street, Rocky Hill, Connecticut 06067, at the office of the Corporate Secretary.


                                     By Order of the Board of Directors

                                     /s/David H. Lissy

Rocky Hill, Connecticut              David H. Lissy
May 12, 1999                         Secretary



EVEN IF YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE. IF FOR ANY REASON YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO IN THE MANNER SET FORTH IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO THE CLOSE OF BALLOTING.

Ames Department Stores, Inc.
2418 Main Street
Rocky Hill, CT  06067-2598


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 16, 1999

General Information

        This proxy statement is furnished to holders of record of the Common Stock of Ames Department Stores, Inc. ("Ames" or the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders to be held on June 16, 1999 at 10:00 a.m. (the "Annual Meeting"), and at all adjournments or postponements thereof, for the purposes set forth in the accompanying notice of meeting.

        The mailing address of the principal executive offices of the Company is 2418 Main Street, Rocky Hill, Connecticut 06067-2598 (telephone number 860/257-2000). The enclosed proxy and this proxy statement are first being mailed to stockholders of the Company, together with the Annual Report for the fiscal year ended January 30, 1999 ("fiscal year 1998"), on or about May 14, 1999.

        Holders of outstanding shares of Common Stock of record at the close of business on April 19, 1999 (the "Record Date") are entitled to notice of and to vote at the meeting. Stockholders representing a majority of the outstanding shares must be present in person or represented by proxy at the meeting for there to be a quorum for the conduct of business. For this purpose, shares which are present or represented by a proxy will be counted for quorum purposes regardless of whether the holder of the shares or proxy fails to vote on, or whether a broker with discretionary authority fails to exercise its discretionary voting authority with respect to, any particular matter. Once a quorum of the stockholders is established, a plurality of the votes represented by shares of Common Stock present in person or represented by proxy at the meeting is necessary for the election of directors; the remaining proposals require approval by a majority of the outstanding shares. For voting purposes on a particular matter (as opposed to establishing a quorum), abstentions and broker non-votes will not be counted. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the meeting) does not vote on one or more other matters because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote. At the close of business on the Record Date, there were 24,037,149 shares of Common Stock, par value $.01 per share, of the Company issued and outstanding, each of which is entitled to one vote on each matter to be acted upon at the meeting.

                                     PROXIES

        Solicitation: Proxies in the form enclosed are solicited by and on behalf of the Board of Directors of the Company. The persons named in the proxy have been designated as proxies by the Board of Directors.

        Actions to be Taken under Proxy: Shares represented by properly executed proxies received by the Company will be voted at the meeting in the manner specified therein or, if no specification is made, will be voted FOR: (1) election of the six (6) directors listed herein; and (2) ratification and approval of the appointment of Arthur Andersen LLP as the independent certified public accountants and auditors for the Company for the fiscal year ending January 29, 2000.

        Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting in the discretion of the persons named in the proxy. The management of the Company is not aware of any other matters to be presented for action at the meeting.

        Execution: If stock is registered in the names of two or more persons, the proxy must be signed by each of them. If stock is registered in the name of a decedent, the proxy must be signed by an executor or administrator whose title must follow his or her signature. If a stockholder is a corporation, the proxy must be signed by an executive officer whose title must be indicated.

        Revocation: Any proxy given by a stockholder pursuant to this solicitation may be revoked by the stockholder at any time before it is exercised by written notification delivered to the Company, addressed to David
H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598, or by executing another proxy bearing a later date or by voting in person at the meeting.


                              ELECTION OF DIRECTORS
                                (Proposal No. 1)


        Six directors are to be elected at the Annual Meeting of Stockholders to hold office until the next annual meeting of stockholders or until the election and qualification of their respective successors. With the exception of Laurie
M. Shahon, who has informed the Company that she will not stand for re-election at the Annual Meeting, all persons who currently serve as directors are named in the table below and have been nominated to serve as directors for the coming year.

         Unless otherwise specified in a duly executed and returned proxy, the shares voted pursuant thereto will be cast for the nominees. If, for any reason, any of the nominees should be unable to accept the nomination or election, such proxy will be voted for the election of a substitute nominee recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unable to serve as a director.

        Set forth below is certain relevant information with respect to each nominee as of April 1, 1999:

                                                                                                   Shares of
                                                                                     First        Common Stock
                         Name, Age, Principal Occupation,                            Became       Beneficially
                    Business Experience and Directorships                           Director        Owned (1)
                    -------------------------------------                           --------      ------------
Joseph R. Ettore, age 59 ......................................                       1994            320,200
    He has been President,  Chief Executive Officer and a director of Ames since he joined  our  company  in June  1994.  Mr.  Ettore has over 35 years of experience  in the retail  industry.  From July 1993 to June 1994, he was
       President,  Chief  Executive  Officer and a director of Jamesway Corp., a regional discount store chain based in Secaucus, New Jersey, where he had previously served in various merchandise  management  positions from 1982 to 1989. He served as President,  Chief Operating  Officer and a director of Stuarts  Department Stores Inc., a regional discount store chain based in Franklin, Massachusetts, from October 1989 until October 1992, when he was promoted to President,  Chief  Executive  Officer and Chairman of the
       Board of that company.  Mr.  Ettore  remained a director of Stuarts until
       May  1994.  Jamesway  filed  for  protection  under  chapter  11  of  the
       Bankruptcy Code in July 1993, emerged from the chapter 11 case in January
       1995 and  re-filed  for  protection  under  chapter 11 in  October  1995.
       Stuarts filed under chapter 11 in December 1990, emerged from the chapter
       11 case in October 1992 and re-filed for  protection  under chapter 11 in
       May 1995.

Francis X. Basile, age 66 .....................................                       1992             23,500
    From 1986 to his retirement in January 1992, he served as Chairman and Chief
       Executive Officer of the CIT  Group/Factoring, Inc.  He also  served as a director and Chairman  of the National Commercial Finance Association and
       a member of its Executive Committee.

                                                                                                     Shares of
                                                                                      First         Common Stock
                       Name, Age, Principal Occupation,                               Became        Beneficially
                    Business Experience and Directorships                            Director         Owned (1)
                    -------------------------------------                            --------       -------------

Paul Buxbaum, age 44 ..........................................                        1992*           27,000
    He has been  President of Buxbaum  Group &  Associates,  Inc.,  a nationwide retail  consulting  company  since  1984,  and since  1998 has been  Chief
      Executive   Officer  of  Global  Health   Sciences,   Inc.,  a  developer,
      manufacturer  and packager of vitamins,  herbs,  dietary  supplements  and protein powders.  He is also a director of Lamonts  Apparel,  Inc. and was formerly a director of Herbalife International,  Inc. and Richmond Gordman
      1/2 Price Stores.

Alan Cohen, age 62 ............................................                        1992            22,500
    He has been Chairman of Alco Capital Group,  Inc., a  diversified  financial service and investment company, since 1975, and Chief Executive Officer of
      Russ Toggs,  Inc.,  since November 1993. He also serves as Chairman of the
      Board  of Alco  Cadillac-Pontiac  Sales  Corp.,  and  formerly  served  as court-appointed  trustee  of  Tower  Financial  Corporation  and as  Chief
      Executive Officer of Health-Tex, Inc.

Richard M. Felner, age 63 .....................................                        1994            26,000
    Since 1991,  he  has  been  the  head of  Richard M.  Felner  Associates,  a consulting firm  specializing in retail and commercial real  estate.  From
      1985 to 1991,  he was  Vice   President  of  Real   Estate  and  Corporate
      Development,  and a director of Worths  Stores  Corporation,  a subsidiary of Reitmans Ltd., Canada's largest women's apparel retailer.

Sidney S. Pearlman, age 67 ....................................                        1992            25,500
    He  has  been  retired since  May 1991,  after 40  years  in  the  retailing industry,  including service as President of three department store chains and as Senior Vice President/General Merchandise Manager of Younkers, Inc.
      from 1987 to March 1991.


(1) As used herein, "beneficial ownership" means the sole or shared power to vote or invest either Common Stock or Warrants, or the right to acquire
       Common Stock or Warrants within sixty (60) days (e.g., through the exercise of stock options). Each director has sole voting and investment power in the shares listed.

       * Chairman of the Board of Directors since July 1993.

    The Board of Directors unanimously recommends a vote FOR each of these nominees. Your proxy will be so voted unless you specify otherwise.

                          Board Meetings and Committees

        During fiscal year 1998, the Board of Directors held fifteen (15) meetings. Each of the directors attended more than 75% of the total number of meetings of the Board of Directors and committees of which they were members during fiscal year 1998.

        During fiscal year 1998, the Board of Directors had an Audit Committee comprised of Messrs. Cohen (Chairman), Basile and Buxbaum, a Compensation Committee comprised of Ms. Shahon (Chairman) and Messrs. Buxbaum and Pearlman, and a Corporate Governance Committee comprised of Messrs. Felner (Chairman), Pearlman and Ms. Shahon. Commencing with the start of Fiscal 1999, the Audit Committee consists of Messrs. Buxbaum (Chairman), Basile and Ms. Shahon, the Compensation Committee consists of Messrs. Cohen (Chairman), Buxbaum and Pearlman, and the Corporate Governance Committee consists of Messrs. Felner (Chaiman), Cohen and Pearlman. The Audit Committee is responsible for recommending the appointment of independent accountants and for reviewing the audit reports and fees of the Company's independent public accountants. The Compensation Committee is responsible for recommending the compensation to be paid to the Company's executive officers, and the amount of and the persons to whom stock options should be granted by the Company. The Corporate Governance Committee is responsible for reviewing board structure and process in order to facilitate board oversight of management, representation of stockholder interests, and the performance of other self-determined board functions and duties under applicable law. During fiscal year 1998, there were six formal meetings and numerous other conversations held by the Compensation Committee. The Audit Committee met two times during fiscal year 1998; at each of these meetings, the Audit Committee was joined by other outside directors. The Corporate Governance Committee met formally four times and had numerous other conversations during fiscal year 1998.


                            Compensation of Directors

      Ames' directors who are not full-time Ames employees (the "Outside Directors") receive a base fee of $40,000 in director's fees ($80,000 per year for the Chairman) for six regular meetings and $3,000 for each additional Board meeting and are reimbursed for their expenses. Directors are also compensated at the rate of $10,000 per year for up to four meetings for each committee on which they serve and $2,500 for each additional committee meeting. For fiscal year 1998, Board activity and meetings exceeded the anticipated number of regular meetings. The directors, however, determined to limit their compensation for fiscal year 1998 to the base fee, and to forego any additional compensation for additional meetings.

        Pursuant to Ames' 1994 Non-Employee Directors Stock Option Plan, as amended (the "Amended Non-Employee Plan"), directors who are not full-time Ames employees are granted options to purchase common stock of Ames on the date of each annual meeting of stockholders of the Company. Commencing with the May 27, 1998 Annual Meeting, the number of shares granted on the date of each annual meeting is 7,500. All options terminate ten years after date of grant. The exercise prices of the options are equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in full six months after date of grant. As of January 30, 1999, Messrs. Basile, Buxbaum, Cohen and Pearlman had been granted 22,500 options each and Mr. Felner and Ms. Shahon had been granted 15,000 options each.


                             Executive Compensation

         The following table sets forth each item of compensation paid, earned or awarded over each of the preceding three years to the Chief Executive Officer and the four other most highly paid executive officers serving at January 30, 1999.

                                                          Summary Compensation Table

                                                                                                  Long-Term Compensation
                                                                                         ------------------------------------------
                                                         Annual Compensation               Awards
                                                 -------------------------------------   ------------
                                                                                                      (#)Securities
                                                                              Other        Restricted    Underlying        All
                                    Fiscal                                   Annual          Stock         Options        Other
Name & Principal Position            Year           Salary       Bonus (a)    Comp. (g)      Awards (b)     SARs (c)      Comp. (d)
--------------------------           ----          ---------    --------   -------------   -----------  -------------    ---------
Joseph R. Ettore.....................1998          $939,423     $750,000    $2,311,675 (f) $      0        325,000 (f) $2,840,538(f)
     President & Chief               1997           866,346      425,000       (e)                0              0         39,589
     Executive Officer               1996           815,385      575,000       (e)                0        300,000 (f)     39,938

Denis T. Lemire..................... 1998           387,500      160,000       387,575      695,700         15,000          6,900
     Executive Vice President and    1997           369,712      150,000       (e)                0              0          7,860
     Chief Operating Officer         1996           324,038      140,000       (e)                0         59,000          6,017

Eugene E. Bankers.................   1998           245,654       99,360       268,325      347,850          7,500          8,419
     Senior Vice President,          1997           240,161       96,000       (e)                0              0          6,833
     Marketing                       1996           224,473       90,853       (e)                0          6,300          8,016

David H. Lissy...................... 1998           234,844       94,995       268,325      347,850          7,500          7,222
     Senior Vice President,          1997           231,183       91,783       (e)                0              0          6,559
     General Counsel and             1996           220,193       88,679       (e)                0          6,300          6,881
     Corporate Secretary

Richard L. Carter................... 1998           227,049       91,835       268,325      347,850          7,500          5,689
     Senior Vice President,          1997           223,853       88,729       (e)                0              0          7,806
     Human Resources                 1996           205,634       71,788       (e)                0          6,300          5,746
--------------------
(a)  Includes  certain  signing  bonuses  and  bonuses  earned  under the Annual
     Incentive  Compensation  Plan  (see  below).
(b)  Pursuant  to the  1998  Stock Incentive  Plan (the "1998  Incentive  Plan";
     see below) and  the  1995  Long  Term  Incentive Plan (the "1995  Incentive
     Plan";  see  below),  a total of 215,000 shares of Restricted  Stock in the aggregate  were  awarded in  Fiscal 1998.  The  awards  were made  to  each
     Executive Vice President and each Senior Vice  President. The  dollar value of the  Restricted  Stock  award  shown  in  the  table  was  calculated by multiplying the share price of Ames' common stock on the date  of the award by the number of shares awarded. As of January 30, 1999, a total of 240,000 shares  of  the  Restricted  Stock  that had  been  awarded  under the 1998
     Incentive  Plan  and  the 1995  Incentive  Plan  remained  outstanding  and unvested.  The total  aggregate value of these shares was $7,380,000, based on a market  price of Ames'  common stock of $30.75 as of January 30, 1999.
(c)  Stock Options were granted to certain members of management pursuant to the
     1998 Incentive Plan and the 1994 Option Plan (see below).
(d)  Includes Ames' matching contributions under the Retirement and Savings Plan
     (see  below),  excess  paid life  insurance;  and for J.  Ettore,  $40,112,
     $31,629  and  $31,943 of paid  disability  and life  insurance  coverage in fiscal years 1998, 1997 and 1996, respectively.
(e)  Includes a car  allowance  and/or  living  allowance  (for J. Ettore and D.
     Lemire) that  aggregated to the lesser of $50,000 or 10% of the  individual executive's total salary and bonus.
(f)  Pursuant to the terms of an employment  agreement entered into between Ames and Mr. Ettore on June 1, 1998, Mr. Ettore  surrendered  rights with regard to 300,000 shares of common stock. In  consideration  therefor,  Mr. Ettore received (i) 70,200 shares of common stock, (ii) 125,000 stock appreciation rights, and (iii) $2,666,100 in cash (including  $1,514,700 for the payment of  taxes  by Mr.  Ettore  on the  70,200  shares  of  common  stock).  See
     "Employment Contracts" below.
(g)  Amounts shown primarily represent the Cash Payment made on the Vesting Date for  the  Restricted Stock  (as each  such term  is  defined below) awarded pursuant  to  the  1995  Incentive Plan:  Mr. Ettore ($759,375), Mr. Lemire
     ($354,375),  Mr. Bankers,  Mr. Lissy and  Mr. Carter  ($253,125 each).   In
     addition, Mr. Ettore's amount  includes $1,514,700 for the payment of taxes referenced in (f) above.

Option and SAR Grants in Last Fiscal Year

       The table below discloses information regarding grants of stock options and stock appreciation rights (SARs) to the named executive officers during fiscal 1998:


                                                                                                      Potential
                                              Individual Grants                                   Realizable Value
                     --------------------------------------------------------------------            at Assumed
                                                                                                       Annual
                        Number of             % of                                                    Rate of
                       Securities             Total                                                  Stock Price
                       Underlying         Options/SARs        Exercise                               Appreciation
                      Options/SARs         Granted to         or Base                               for Option Term
                         Granted          Employees in         Price          Expiration      ----------------------------
    Name                   (#)             Fiscal 1998         ($/Sh)            Date               5%              10%
   ------            ----------------    ----------------  --------------    ------------     ------------    ------------
Joseph R. Ettore         200,000              35.5%            $23.38           5/31/08        $2,942,000      $7,452,000
                         125,000(a)           22.2%             $2.00(b)        5/31/08        $1,838,750      $4,657,500
Denis T. Lemire           15,000               2.7%            $15.00           10/9/03           $62,250        $137,550

Eugene E. Bankers          7,500               1.3%            $15.00           10/9/03           $31,125         $68,775

Richard Carter             7,500               1.3%            $15.00           10/9/03           $31,125         $68,775

David H. Lissy             7,500               1.3%            $15.00           10/9/03           $31,125         $68,775

(a) Pursuant to the terms of an employment agreement entered into between the Company and Mr. Ettore on June 1, 1998, Mr. Ettore surrendered certain rights with regard to 300,000 shares of common stock. In consideration therefor, Mr. Ettore received (i) 70,200 shares of common stock, (ii) 125,000 stock appreciation rights, and (iii) $2,666,100 in cash (including $1,514,700 for the payment of taxes by Mr. Ettore on the 70,200 shares of common stock). See "Employment Contracts" below.
(b) Equals the exercise price of the rights surrendered by Mr. Ettore as described in footnote (a) above. The market price of the common stock on June 1, 1998 was $23.38.

      Pursuant to the 1994 Management Stock Option Plan (the "1994 Option Plan"), Ames may grant options with respect to an aggregate of up to 1,700,000 shares of common stock, provided that no individual optionee may receive in excess of 200,000 shares of common stock upon exercise of options granted under the 1994 Option Plan. During fiscal year 1998, options with respect to a total of 65,000 shares of common stock were issued under the 1994 Option Plan to members of management. After terminations and exercises, options with respect to a total of 520,251 shares of common stock were outstanding as of January 30, 1999. The exercise prices of the options are equal to the fair market value of the common stock on the date the options were granted. Except as noted below, one-third of the shares underlying the options may be purchased annually for each of three years, beginning one year from the grant date. For options granted to J. Ettore in June 1994, one-fifth of the shares underlying the options may be purchased annually for each of five years, beginning one year after the grant date. Except as noted below, all options granted on May 21, 1996 and all options granted after May 1, 1997, may be purchased one year after the grant date. For options granted to R. de Aguiar (Executive Vice President and Chief Financial and Administrative Officer) in April 1998, one-third of the shares underlying options may be purchased annually for each of three years, beginning one year after the grant date. The unexercised portion of the options granted under the 1994 Option Plan will terminate upon the expiration of five years from the grant date, except as follows: the options granted to J. Ettore in June 1994 terminate six years from grant date, and the options granted to D. Lemire in August 1996 terminate ten years from grant date.

      The 1998 Incentive Plan, approved by stockholders in May 1998, provides for the grant of Awards (as defined in the 1998 Incentive Plan) and makes available for Awards an aggregate amount of 1,800,000 shares of common stock. The maximum number of shares of common stock with respect to which Awards may be granted (or measured) to any individual participant may not exceed 300,000. During fiscal 1998, options with respect to a total of 497,600 shares of common stock were issued under the 1998 Incentive Plan to members of management. As of January 30, 1999, 10,250 shares had been forfeited and the remaining 487,350 were unvested. The exercise prices are equal to the fair market value of the common stock on the date the stock option is granted. Awards issued under the 1998 Incentive Plan may be exercised as determined by the Compensation Committee of the Board of Directors upon the grant thereof. This Plan will terminate in May 2008.

Aggregated SAR Exercises in Last Fiscal Year and FY-End SAR/Option Values

       The table below discloses information regarding aggregated exercises of stock options and SARs by the named executive officers during Fiscal 1998 and stock options and SARs held by the named executive officers as of January 30, 1999. There were no stock options or SARs repriced during Fiscal 1998.


                   Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End SAR/Option Values


                                                                     # of Shares                 Value of
                                                                      Underlying               Unexercised
                                                                     Unexercised               In-the-Money
                                                                     SARs/Options              SARs/Options
                                                                      at 1/30/99               at 1/30/99($)
                                     # Shares      ($) Value         Exercisable /             Exercisable /
                Name                Exercised         Realized(a)    Unexercisable             Unexercisable
               -----                ----------     -------------- -------------------     ----------------------
         Joseph R. Ettore                -0-       $      -0-     160,000 / 365,000(b)    $4,320,000 / $5,897,625(b)
         Denis T. Lemire              29,000          625,710      33,333 /  31,667          947,657 /    710,093
         Eugene E. Bankers            27,300          546,544         -0- /   7,500              -0- /    118,125
         David H. Lissy               27,300          522,656         -0- /   7,500              -0- /    118,125
         Richard L. Carter               -0-              -0-      17,300 /   7,500          444,385 /    118,125


        (a) Dollar value realized represents the number of options exercised multiplied by the difference between the market price of Ames' common stock at date of exercise and the strike price of the options.

        (b)     Includes  125,000  SARs  granted  to J.  Ettore  pursuant  to an employment  contract which is more fully  described  below.  The dollar  value  of  the  SARs  in  the  table  is  calculated  by multiplying the number of SARs times the difference  between (i)
                $2.00   (representing  the  exercise  price  of  certain  rights
                surrendered  by  Mr.  Ettore  in  connection   with  the  Ettore
                Agreement (as defined))  and (ii) $28.741,  the average  closing price of a share of common stock during the twenty  trading days prior to January 30, 1999.

      All SARs granted to members of management in connection with the Ames' emergence from Chapter 11 protection in 1992 expired as of December 30, 1997.
During Fiscal 1997, a total of 166,683 such SARs were exercised.


Long-Term Incentive Plan Awards

      There were 215,000 shares of Restricted Stock (35,000 pursuant to the 1995 Incentive Plan and 180,000 pursuant to the 1998 Incentive Plan as defined previously) awarded to certain executive officers during fiscal year 1998.

      Ames' 1995 Incentive Plan was approved by the stockholders on May 24, 1995. The purpose of the 1995 Incentive Plan is to promote Ames' long term success by affording certain officers with an opportunity to acquire an ownership interest in Ames in order to incentivize such persons and to align their financial interests with Ames' stockholders. Pursuant to the 1995 Incentive Plan, Ames may make awards ("Awards") of an aggregate of up to 500,000 shares of common stock that are subject to restrictions on transfer thereof ("Restricted Stock") and a cash payment (a "Cash Payment") in an amount up to 50% of the Fair Market Value (as defined in the 1995 Incentive Plan) of the Restricted Stock determined as of, and paid on, the third anniversary of the date of grant (the "Vesting Date"). The Cash Payment is intended to defray a substantial portion of an Award recipient's federal and state income tax liabilities on the Award (including the Cash Payment) in order to allow the recipient to receive the Restricted Stock substantially free and clear on the Vesting Date.

      Officers eligible for Awards under the 1995 Incentive Plan are the Chief Executive Officer, each Executive Vice President and each Senior Vice President. The Compensation Committee administers the 1995 Incentive Plan. During 1998, there were 35,000 shares of Restricted Stock issued pursuant to the 1995 Incentive Plan. As of January 30, 1999, 295,000 shares in the aggregate had vested, and 60,000 shares remain unvested.

      The 1998 Incentive Plan (as defined above) was approved by the stockholders in May 1998. The purpose of the 1998 Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as key employees by providing them opportunities to acquire shares of common stock or receive monetary payments based on the value of such shares. The 1998 Incentive Plan makes available for Awards (as defined in the 1998 Incentive
Plan) an aggregate amount of 1,800,000 shares of common stock. The maximum number of shares of common stock with respect to which Awards (as defined in the 1998 Incentive Plan) may be granted (or measured) to any individual participant may not exceed 300,000. Common stock awarded under the 1998 Incentive Plan vests 50% on the fourth anniversary from the date of grant and 50% on the fifth anniversary. There is no cash payment to be made related to the vesting of the grant.

      Officers eligible for Awards under the 1998 Incentive Plan are such key employees of Ames as the Board of Directors in its sole discretion determines to be significantly responsible for the success, future growth and profitability of Ames. During 1998, there were 180,000 shares of Restricted Stock issued pursuant to the 1998 Incentive Plan and as of January 30, 1999, all 180,000 shares remain unvested.

Annual Incentive Compensation Plan

      Ames has an Annual Incentive Compensation Plan (the "Annual Bonus Plan") that is subject to annual review by the Compensation Committee and the Board of Directors. The Annual Bonus Plan provides annual incentive cash bonuses based on the achievement of Ames' financial goals for the year (as well as customer service goals for store and field management). Pursuant to the Annual Bonus Plan, bonuses for fiscal year 1998 will be paid in May 1999. Participants must be active Ames employees at the time the bonus payments are made to earn a bonus.

Retirement and Savings Plan

Ames Plan

        Ames has a defined contribution retirement and savings plan (the "Retirement and Savings Plan") that is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Employees who have reached the age of 21 are eligible to participate after one year of service provided they have completed at least 1,000 hours of service in a 12-month period. For each participant's contribution (up to a maximum of 5% of such participant's total compensation), Ames contributes to the Retirement and Savings Plan an amount equal to 50% of such contribution. A participant may contribute to the plan from 1% to 18% of annual compensation on a pre-tax or after-tax basis, or a combination of both. Participants who terminate their employment with Ames are entitled to receive the full amount of their contributions and, depending on the length of the participant's service to Ames, a portion of Ames' matching contributions.

Hills Plan

        As reported in the Form 10-K for the year ended January 30, 1999, the Company has acquired Hills Stores Company. Hills has a defined contribution retirement and savings plan (the "Hills Retirement and Savings Plan ") that is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended, for full-time employees who are eligible to participate at the first of each calendar quarter and for all regular and part-time employees who, after one year of service have completed at least 1,000 hours of service in a 12-month period. For each participant's contribution (after one year of service) Hills contributes 100% of the first 2% from service years 1-3 and 100% of the first 4% for service years 4 and over.

        The Company intends to merge the two retirement and savings plans after further review and consideration of how to structure the merged plan and how to transition to the merged plan.

      The following table sets forth as to the named executive officers (those listed in the Summary Compensation Table), and all other officers and employees of Ames as a group, the aggregate matching contributions by Ames under the Retirement and Savings Plan during fiscal year 1998:

                                                          Aggregate Matching
                                                             Contributions

            Joseph R. Ettore                                 $    4,952
            Denis T. Lemire                                       4,880
            Eugene E. Bankers                                     5,270
            David H. Lissy                                        5,016
            Richard L. Carter                                     4,470
            All other employees and officers                 $3,130,783

Retirement Plan

      Ames has an unfunded Retirement Plan for officers/directors (the "Retirement Plan"). It provides that every person who is employed by Ames when he or she retires, dies or becomes disabled and who serves as both a full-time officer and a director of Ames and has completed five years of service, not necessarily consecutive, in both of these capacities, is eligible for benefits under the Retirement Plan.

      Benefits under the Retirement Plan are payable upon termination of employment due to retirement, death or disability. The annual benefit is equal to two-thirds of the participant's average annual base salary during the five-year period of highest compensation preceding such termination of employment. The maximum annual benefit under the Retirement Plan is $100,000, reduced by an amount equal to certain of such participant's annual Social Security benefits. Each participant in the Retirement Plan is entitled to benefits for a period of 10 years. Upon the earlier death of the participant, at Ames' option, the future payments as scheduled or the then present value of all unpaid benefits would be paid to the participant's estate. Joseph Ettore, current President, Chief Executive Officer and Director, potentially qualifies for benefits under this plan. As of January 30, 1999, Mr. Ettore had completed approximately fifty-six months of credited service as a full-time officer and director of Ames. No payments were made under this plan in fiscal year 1998.


                  Employment Contracts, Termination, Severance
                       and Change-in-Control Arrangements

Employment Contracts

        Set forth below are descriptions of the material features of the employment contracts between Ames and Joseph R. Ettore, President and Chief Executive Officer, Denis T. Lemire, Executive Vice President and Chief Operating Officer, and Rolando de Aguiar, Executive Vice President and Chief Financial and Administrative Officer.

      Ames is party to an employment agreement with Joseph Ettore dated June 1, 1998 and expiring May 31, 2004 (the "Ettore Agreement"), pursuant to which Mr. Ettore serves as President and Chief Executive Officer of Ames. Under the Ettore Agreement, Mr. Ettore is entitled to a base salary of $1,000,000 per year through May 31, 2002, and $1,250,000 thereafter; an annual bonus of up to 75% of his base salary then in effect; an option to acquire up to 200,000 shares of common stock, which will vest and become exercisable on May 31, 2003; a bonus of $450,000 and $550,000, payable on June 30, 1999, and at the end of the term of Mr. Ettore's employment, respectively; and an annual automobile allowance, payable in equal monthly installments of not less than $1,800 per month.

      In addition, in consideration of Mr. Ettore's surrender of options to purchase an aggregate of 300,000 shares of common stock, which right was granted to Mr. Ettore pursuant to his prior employment agreement, Mr. Ettore received
(a) a stock award of 70,200 shares of common stock in accordance with Ames' 1998 Incentive Plan, (b) $2,666,100 in cash and (c) 125,000 fully vested stock appreciation rights ("SARs"), which entitle Mr. Ettore to receive, in the aggregate, an amount equal to (x) the number of SARs which Mr. Ettore elects to exercise on or after May 31, 1999 multiplied by (y) the difference between (i) $2.00 (representing the exercise price of certain rights surrendered by Mr. Ettore in connection with the Ettore Agreement) and (ii) the Average Stock Price (as defined in the Ettore Agreement) as of the date of such election.

      During the term of the Ettore Agreement, Ames is required to reimburse Mr. Ettore $12,000 per year for the cost of maintaining a policy insuring the life of Mr. Ettore with a face amount of $500,000; provide additional life insurance in the face amount of $500,000 and maintain a disability insurance policy that will pay Mr. Ettore 60% of his base salary during any period of disability up to age 65. In addition, Ames will maintain customary directors' and officers' liability insurance for Mr. Ettore if such insurance is available to Ames at reasonable cost.

      In the event that Ames terminates the employment of Mr. Ettore without cause (as such term is defined in the Ettore Agreement), or if Mr. Ettore terminates his employment for Good Reason (as such term is defined in the Ettore Agreement) Mr. Ettore will be entitled to (a) his base salary for the remaining term of the Ettore Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under Ames' medical plan for one year after the date of termination. If Mr. Ettore's employment is terminated by Ames for cause or if Mr. Ettore terminates his employment without Good Reason, he will receive no further compensation or other benefits under the Ettore Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr. Ettore terminates his employment upon a Change in Control of the Company (as such term is defined in the Continuity Plan referred to below) or any successor or replacement plan, he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and (z) the benefits provided by the Ettore Agreement.

      Ames is party to an employment agreement with Denis Lemire dated as of March 23, 1999 and expiring May 31, 2003 (the "Lemire Agreement"), pursuant to which Mr. Lemire serves as Executive Vice President and Chief Operating Officer of Ames. Under the Lemire Agreement, Mr. Lemire is entitled to an initial base salary of $500,000 per year increasing to $600,000 per year over the term of the contract; an annual bonus under the Ames' Annual Bonus Plan; a sign-on bonus of $100,000 payable at the end of the Term of Employment (as such term is defined in the Lemire Agreement); an option to acquire 100,000 shares of common stock under the 1998 Incentive Plan; an annual automobile allowance; and other compensation and benefits in effect from time to time for Ames' senior executive officers.

      During the term of the Lemire Agreement, Ames is required to provide a policy insuring the life of Mr. Lemire in the face amount of Mr. Lemire's base salary then in effect, and maintain a disability insurance policy that will pay Mr. Lemire 60% of his base salary during any period of disability up to age 65.

       In the event that Ames terminates the employment of Mr. Lemire without cause (as such term is defined in the Lemire Agreement), or if Mr. Lemire terminates his employment for Good Reason (as such term is defined in the Lemire Agreement), Mr. Lemire would be entitled to (a) his base salary for the remaining term of the Lemire Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under the Ames' medical plan for one year after the date of termination. If Mr. Lemire's employment is terminated by Ames for cause, or if Mr. Lemire terminates his employment without Good Reason, he shall receive no further compensation or other benefits under the Lemire Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr.Lemire terminates his employment upon a Change in Control of the Company (as such term is defined in the Continuity Plan referred to below) or any successor or replacement plan, he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and (z) the benefits provided by the Lemire Agreement.

      Ames is party to an employment agreement with Rolando de Aguiar dated as of March 23, 1999 and expiring May 31, 2003 (the "de Aguiar Agreement"), pursuant to which Mr. de Aguiar serves as Executive Vice President and Chief Financial and Administrative Officer of Ames. Under the de Aguiar Agreement, Mr. de Aguiar is entitled to an initial base salary of $400,000 per year increasing to $500,000 per year over the term of the contract; an annual bonus under Ames' Annual Bonus Plan; a sign-on bonus of $75,000 payable at the end of the Term of Employment (as such term is defined in the de Aguiar Agreement); an option to acquire 75,000 shares of common stock under the 1998 Incentive Plan; an annual automobile allowance; and other compensation and benefits in effect from time to time for Ames' senior executive officers.

      During the term of the de Aguiar Agreement, Ames is required to provide a policy insuring the life of Mr. de Aguiar in the face amount of Mr. de Aguiar's base salary then in effect, and maintain a disability insurance policy that will pay Mr. de Aguiar 60% of his base salary during any period of disability up to age 65.

      In the event that Ames terminates the employment of Mr. de Aguiar without cause (as such term is defined in the de Aguiar Agreement), or if Mr. de Aguiar terminates his employment for Good Reason (as such term is defined in the de Aguiar Agreement), Mr. de Aguiar would be entitled to (a) his base salary for the remaining term of the de Aguiar Agreement when it would otherwise be payable; (b) any annual bonus prorated to the effective date of termination; (c) immediate vesting of his stock options as of the date of termination; and (d) coverage under Ames' medical plan for one year after the date of termination. If Mr. de Aguiar's employment is terminated by Ames for cause, or if Mr. de Aguiar terminates his employment without Good Reason, he shall receive no further compensation or other benefits under the de Aguiar Agreement except for any amounts to which he was entitled prorated to the effective date of termination. If Mr. de Aguiar terminates his employment upon a Change in Control of Ames (as such term is defined in the Continuity Plan referred to below) or any successor or replacement plan, he will be entitled to the greater of the benefits provided by (x) the Continuity Plan, and (y) any such successor or replacement plan and
(z) the benefits provided by the de Aguiar Agreement.

Income Continuation Plan

      The named executive officers of Ames (those listed in the Summary Compensation Table), except for Mr. Ettore and Mr. Lemire, who have separate contracts (see above), participate in an Income Continuation Plan that guarantees up to one year's salary in the event of termination other than for cause. Certain other officers of Ames also participate in the plan.

Key Employee Continuity Benefit Plan

      Ames has a Key Employee Continuity Benefit Plan (the "Continuity Plan") that covers all officers (Vice President and above) and certain other employees of Ames. If the employment of any participant in the Continuity Plan is terminated by the Company other than for death, disability, cause (as defined in the Continuity Plan) or by the participant for good reason (as defined in the Continuity Plan) within 18 months after a change of control of Ames, the participant will receive a lump sum cash severance payment. The severance payment is 2.99 times Base Compensation for the President and Executive Vice Presidents, 2 times Base Compensation for Senior Vice Presidents and selected Vice Presidents, and 1 times Base Compensation for other Vice Presidents. Base Compensation is defined generally as the sum of the participant's annual base compensation in effect immediately prior to the participant's termination plus one-third of the value of the cash and stock bonuses paid to the participant during the 36 months ending on the date of termination. For purposes of the Continuity Plan, a change of control includes, but is not limited to, the acquisition by any person of beneficial ownership of 20% or more of the Company's outstanding voting securities or the failure of the individuals who constituted the Board of Directors at the beginning of any period of 12 consecutive months to continue to constitute a majority of the Board during such period.


      Additional Information with Respect to Board of Directors Interlocks and Insider Participation in Compensation Decisions

      Joseph Ettore has been a member of the Board of Directors and an executive officer of Ames since June 1994. However, he did not participate as a Board member in Board deliberations in fiscal year 1998 relating to his own executive compensation.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that would otherwise incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee's Report on Executive Compensation and the Performance Graph that follow below shall not be incorporated by reference into any such filings.

          The Compensation Committee's Report on Executive Compensation

      The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for recommending to the full Board of Directors (the "Board") the compensation to be paid to the Company's principal executive officers, including the Chief Executive Officer ("CEO"), the persons to whom and the amount in which stock options should be granted by the Company under the Company's 1998 Incentive Plan and the 1994 Option Plan and the persons to whom shares of Restricted Stock should be awarded by the Company under the 1998 Incentive Plan and the 1995 Incentive Plan. As previously described, the Company currently has employment contracts with Joseph R. Ettore, CEO, Denis T. Lemire, Executive Vice President and Chief Operating Officer, and Rolando de Aguiar, Executive Vice President and Chief Financial and Administrative Officer. During Fiscal 1998, the Company entered into new employment agreements with Mr. Ettore and Mr. de Aguiar. During March 1999, the Company entered into new employment agreements with Mr. Lemire and Mr. de Aguiar. Set forth below is a report submitted by the Committee regarding the compensation policies for fiscal year 1998, as they related to the Company's principal executive officers, including the CEO.

Compensation Policies

      In April of each year, the Committee reviews management's proposed annual salaries for principal executive officers for the remainder of the new fiscal year and the beginning of the next fiscal year. In determining whether to accept management's proposed salaries, or recommend different salaries, the Committee considers a number of factors, including but not limited to the following: (1) the Company's financial performance for the prior fiscal year, including whether the Company had a net profit or loss, the amount thereof, the reasons for such performance, and whether such performance was primarily as a result of the executive officers' performance, or whether the performance might have related to unforeseen events or events not in the executives' control; and (2) the extent to which an executive officer achieved certain objectives in his or her area of primary responsibility that might have been set in the prior fiscal year, or otherwise made a significant contribution to the Company. The Committee believes that an important factor in attracting, motivating, and retaining key executive officers is to insure that the compensation paid to such individuals is competitive with that paid by comparable companies. In its review of management's proposed goals under the Annual Bonus Plan for a fiscal year, the Committee utilizes criteria similar to that which it uses in reviewing annual salaries.

      In considering the grant of stock options to employees, including the Company's principal executive officers, the Committee considers the responsibility level of the position, job performance and salary level, and reviews the long-term objectives of management and the Board.

Fiscal Year 1998 Executive Compensation

      Employing its compensation review factors described above, the Committee recommended to the Board that management's salary recommendations for its senior executives and the recommendations for eligible participants in, and the Company's goals for, the Annual Bonus Plan for the fiscal year ending January 30, 1999 be adopted.

      In accepting the salary recommendations for those executive officers who had served in the prior year, the Committee noted that management's recommended salaries were, for the principal executive officers, slightly higher in the aggregate than the previous year's salaries. The Committee specifically considered that the Company had increased net income from $17.3 million in fiscal 1996 to $34.5 million in fiscal 1997, and, in addition, continued to take extensive measures to enhance profitability in future years.

      The Committee approved the grants of stock options to certain members of management in fiscal year 1998 pursuant to the 1998 Incentive Plan, approved by stockholders in May 1998, and the 1994 Option Plan, approved by stockholders in June 1994. The purpose of the 1998 Incentive Plan and the 1994 Option Plan is to provide incentives which will motivate highly competent persons as key employees of the Company by providing them the opportunity to acquire an ownership interest in the Company and thereby aligning the interests of such employees with those of its stockholders. Such options were granted during fiscal year 1998 with an exercise price equal to the market price of the Common Stock on the date of grant, so that individuals receiving such grants benefit only if stockholders benefit through appreciation in the post-grant value of Ames shares.

      During fiscal year 1998, the Board of Directors approved the establishment of the 1998 Stock Incentive Plan, which was recommended by the Committee and subsequently approved by the stockholders at the Annual Meeting in May 1998.

                                              The Compensation Committee
                                              Alan Cohen, Chairman
                                              Paul Buxbaum
                                              Sidney S. Pearlman

                             Stock Performance Graph
                             ------------------------

     The following graph compares the changes in the cumulative total return on the Company's Common Stock with the cumulative total return of the NASDAQ Stock Market Index (U.S. Companies) and the cumulative total return of the NASDAQ Retail Stock Index during the preceding five fiscal years ended January 30, 1999. The comparison assumes $100 was invested on January 28, 1994 in the Company's Common Stock and in each of the foregoing indices.


                                                        1/28/94   1/27/95   1/26/96   1/25/97   1/31/98   1/30/99
Ames Department Stores, Inc.                             $100      $104       $58      $255      $575     $1,230

CRSP Index for NASDAQ Stock Market (U.S. Companies)      $100       $95      $135      $177      $209       $326

CRSP Index for NASDAQ Retail Companies                   $100       $94      $130      $148      $212       $180



                 Security Ownership of Certain Beneficial Owners

      Ames is not aware of any person or group of persons who is known to have beneficially owned more than 5% of the total outstanding shares of the common stock as of April 1, 1999.

                        Security Ownership of Management

      As of April 1, 1999, Ames' directors and officers as a group were beneficial owners of 1,145,892 shares of its common stock. As used herein, "beneficial ownership" means the sole or shared power to vote or invest either common stock or warrants of Ames, or the right to acquire common stock or warrants within sixty days.

      Ames is not aware of any arrangements, including any pledge by any person of securities of Ames, which may at a subsequent date result in a change of control of Ames.

      Listed below are the number of shares of common stock beneficially owned by the named executive officers (those listed in the Summary Compensation Table) and all executive officers as a group as of April 1, 1999:

                                                                                 Total
                                                                               Shares of
          Name of                    Shares of          Exercisable           Common Stock           Percent
         Beneficial                 Common Stock           Stock              Beneficially             of
           Owner                     Owned (a)           Options (b)             Owned                Class
         J. Ettore                    160,200             160,000                320,200               1.3%
         D. Lemire                     99,000              33,333                132,333                 *
         E. Bankers                    62,750                   0                 62,750                 *
         D. Lissy                      62,264                   0                 62,264                 *
         R. Carter                     50,000              17,300                 67,300                 *

         All executive officers
         as a group                   732,875             256,633                989,508               4.0%



         (a)      The  shares  listed  include  180,000  shares  of  outstanding
                  Restricted Stock awarded under the 1998 Incentive Plan. These shares vest 50% each on the fourth and fifth anniversaries of the date of grant. Except as noted in the following sentence, each named executive has sole voting and investment power in the shares listed. Mr. Lemire holds 40,000 of his shares jointly with his wife and Mr. Lissy holds 47,264 of his shares jointly with his wife.

         (b) Represents shares of common stock that may be acquired within 60 days through the exercise of stock options under the 1994
                  Management Stock Option Plan.

         *        Percentage is less than 1%

                     Transactions with Management and Others

      Mr. Ettore's brother-in-law is principal and partner of Tri-Star Connection, Inc., a supplier to the Company. The Company did business with Tri-Star prior to Mr. Ettore's joining the Company. In fiscal year 1998, in the normal course of business, the company purchased approximately $1.0 million of merchandise from Tri-Star Connection, Inc.

      Since 1996, Mr. Buxbaum has owned a 50% equity interest in Dealco, Inc., an entity that has assisted Ames in identifying opportunities for close-out and other off price purchases in exchange for commissions. In fiscal year 1998, Ames paid approximately $135,198 and $4,056 for direct purchases and commissions, respectively, to Dealco, Inc.

      During fiscal 1998, Grant Sanborn, Senior Vice President, Store Operations and Gregory Lambert, former Senior Vice President, Finance received loans from Ames each in the amount of $100,000. Mr. Lambert's loan was forgiven by Ames in connection with his termination in January 1999. Mr. Sanborn's loan remains outstanding and bears interest at the annual rate of 5.51%. During April 1999, Eugene E. Bankers, Senior Vice President, Marketing, received a loan from Ames in the amount of $178,000. Mr. Banker's loan remains outstanding and bears interest at the annual rate of 5.21%. To the knowledge of Ames, there were no other related transactions or business relationships, with directors or executive officers of Ames during fiscal year 1998, or any currently proposed, that would require disclosure.


      Compliance with Section 16 (a) of the Securities Exchange Act of 1934

       Section 16(a) of the Securities Exchange Act of 1934 requires Ames' officers and directors and persons who own more than ten percent of Ames' common stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Additionally, Item 405 of Regulation S-K under the Exchange Act requires Ames to identify in its proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

      To the knowledge of Ames, there were no director or officer reporting delinquencies except for a filing of a Form 4 by Paul Lanham regarding a sale of stock and a filing of a Form 5 by Paul Buxbaum reflecting an acquisition (by gift) of shares of common stock.




               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (Proposal No. 2)


        Upon recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent public accountants, as auditors of the Company for the fiscal year ending January 29, 2000, subject to ratification by stockholders at the Annual Meeting. It is intended that, unless otherwise directed by the stockholders, proxies will be voted for the ratification and approval of this appointment. A member of the firm of Arthur Andersen LLP will be present at the meeting to make such statements as that firm may desire and to answer questions by stockholders.

        The Board of Directors unanimously recommends a vote FOR the appointment of the named auditors. Your proxy will be so voted unless you specify otherwise.


                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING


        Stockholder proposals which are intended to be presented at the 2000 Annual Meeting of Stockholders must be received at the principal executive offices of the Company on or before February 16, 2000. If a stockholder wishes to present a proposal for consideration at the 2000 annual meeting of stockholders of the Company without having such matter included in the proxy statement of the Company for such annual meeting but does not give the Company notice of such matter by March 30, 2000, then the proxies solicited by the Board of Directors for such annual meeting may confer discretionary authority on the persons holding such proxies to vote on such matter in accordance with their judgment. Any such proposal should be submitted to the attention of David H. Lissy, Secretary, Ames Department Stores, Inc., 2418 Main Street, Rocky Hill, CT 06067-2598.


                         FORM 10-K OR QUARTERLY REPORTS

        To receive additional financial information about Ames, please write to Carolyn M. Skahill, Investor Relations Department, Ames Department Stores, Inc., MS # 1030, 2418 Main Street, Rocky Hill, CT 06067-2598.


                            EXPENSES OF SOLICITATION

        The expenses of solicitation of proxies hereunder will be paid by the Company. Proxies will be solicited by mail. They may also be solicited by directors, officers and employees of the Company (personally, by mail or telephone), but such persons will not be specifically compensated for such services. The Company will reimburse banks, brokers, nominees and other custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding the proxy soliciting materials to their principals.


                                  OTHER MATTERS

        The Board of Directors does not intend to present any other business at the meeting and knows of no other matter which will be properly presented. If, however, any other matter calling for a vote of stockholders is properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgement on such matters.

                                       By order of the Board of Directors
                                       /s/ David H. Lissy
May 12, 1999                           David H. Lissy,
                                       Secretary

                          AMES DEPARTMENT STORES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Francis X. Basile, Paul M. Buxbaum, Alan Cohen, Joseph R. Ettore, Richard M. Felner, Sidney S. Pearlman, or any of them, attorneys and proxies with full power of substitution, to represent and to vote all of the shares of Common Stock of Ames Department Stores, Inc. standing on the books of the Company in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Ames Corporate Headquarters, Rocky Hill, Connecticut, on Wednesday, June 16, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof, upon the matters set forth on the reverse. A majority of said attorneys and proxies shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting, or at any adjournments thereof, and shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 12, 1999, and instructs said attorneys and proxies to vote as set forth on the reverse side of this Proxy.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

           (Continued, and to be signed and dated on the reverse side)



The Board of Directors recommends a vote FOR the items 1, 2, and 3.


Item 1 - The election of directors duly nominated:                   WITHHELD
(01)Francis X. Basile; (02)Paul M. Buxbaum;                 FOR      FOR ALL
(03)Alan Cohen; (04)Joseph R. Ettore;                       [ ]        [ ]
(05)Richard M. Felner; (06) Sidney S. Pearlman.


WITHHELD FOR:  (Write that nominee's name in the space provided below.)

-----------------------

Item 2 - The ratification and approval of Arthur
Andersen LLP as independent certified public          FOR   AGAINST   ABSTAIN
accountants and auditors for the fiscal year          [ ]     [ ]       [ ]
ending January 29, 2000.

Item 3 - In their discretion, upon such other matters as may properly come before the meeting.

The shares represented by this Proxy will be voted as specified. If no choice is specified, the proxies will be voted in favor of proposals 1and 2, and pursuant to Item 3.


Please check this box if you
plan to attend the Annual
Meeting of Stockholders.  [ ]



Signatures(s)                                                Date
             -------------------------------------------         --------------

(Where shares are held jointly, each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. If signing as a corporation, please sign the full corporate name by an authorized officer.) PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


                               VOTE BY TELEPHONE

                            QUICK***EASY***IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

     You will be asked to enter a Control Number which is located in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals:Press 1
     When asked, please confirm your vote by Pressing 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1:  To vote FOR ALL nominees, press 1;  WITHHOLD FOR ALL nominees, press 9.
                  To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.
     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The instructions are the same for all remaining proposals.
                    When asked, please confirm your vote by Pressing 1.

         PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTING BY PHONE.

Call **Toll Free** On a Touch Tone Telephone
     1-800-840-1208-ANYTIME
     There is NO CHARGE to you for this call.


                          AMES DEPARTMENT STORES, INC.

                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS


The undersigned hereby appoints Francis X. Basile, Paul M. Buxbaum, Alan Cohen, Joseph R. Ettore, Richard M. Felner, Sidney S. Pearlman, or any of them, attorneys and proxies with full power of substitution, to represent and to vote all of the shares of Common Stock of Ames Department Stores, Inc. standing on the books of the Company in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Ames Corporate Headquarters, Rocky Hill, Connecticut, on Wednesday, June 16, 1999, at 10:00 a.m., local time, and at any and all adjournments thereof, upon the matters set forth on the reverse. A majority of said attorneys and proxies shall be present and voting (or if only one shall be present and voting, then that one) in person or by substitute or substitutes at said meeting, or at any adjournments thereof, and shall have and may exercise all of the powers of said attorneys and proxies hereunder. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated May 12, 1999, and instructs said attorneys and proxies to vote as set forth on the reverse side of this Proxy.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

           (Continued, and to be signed and dated on the reverse side)



The Board of Directors recommends a vote FOR the items 1, 2, and 3.


Item 1 - The election of directors duly nominated:                   WITHHELD
(01)Francis X. Basile; (02)Paul M. Buxbaum;                 FOR      FOR ALL
(03)Alan Cohen; (04)Joseph R. Ettore;                       [ ]        [ ]
(05)Richard M. Felner; (06) Sidney S. Pearlman.


WITHHELD FOR:  (Write that nominee's name in the space provided below.)

-----------------------

Item 2 - The ratification and approval of Arthur
Andersen LLP as independent certified public          FOR   AGAINST   ABSTAIN
accountants and auditors for the fiscal year          [ ]     [ ]       [ ]
ending January 29, 2000.

Item 3 - In their discretion, upon such other matters as may properly come before the meeting.

The shares represented by this Proxy will be voted as specified. If no choice is specified, the proxies will be voted in favor of proposals 1and 2, and pursuant to Item 3.


Please check this box if you
plan to attend the Annual
Meeting of Stockholders.  [ ]



Signatures(s)                                                Date
             -------------------------------------------         --------------

(Where shares are held jointly, each holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. If signing as a corporation, please sign the full corporate name by an authorized officer.) PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.